UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2018

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38114	47-4113275
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street

9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Avenue Therapeutics, Inc. (“Avenue”) was held on June 13, 2018. The following matters were voted on by the stockholders: (i) the election of the seven directors named below; (ii) the ratification of the appointment of BDO USA, LLP as Avenue’s independent registered public accounting firm for the year ending December 31, 2018; and (iii) the approval of an amendment to Avenue’s Third Amended and Restated Certificate of Incorporation to amend the Annual Stock Dividend payment date from February 17 to January 1 of each year. The results below include shares in the amount of 11,883,349 related to the voting power of the holder of the Company’s preferred stock.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

Lindsay A. Rosenwald, M.D.	16,077,228	39,214	0

Michael S. Weiss	16,080,528	35,914	0

Lucy Lu, M.D.	16,081,476	34,966	0

Neil Herskowitz	16,083,076	33,366	0

Jay Kranzler, M.D., Ph.D.	16,081,476	34,966	0

Jeffrey Paley, M.D.	16,081,476	34,966	0

Akhtar Samad, M.D., Ph.D.	16,084,776	31,666	0

Item 2: Ratification of the appointment of BDO USA, LLP as Avenue’s independent registered public accounting firm for the year ending December 31, 2018:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
21,291,846	241,528	285,084	0

Item 3: Vote to approve an amendment to Avenue’s Third Amended and Restated Certificate of Incorporation to amend the Annual Stock Dividend payment date from February 17 to January 1 of each year:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
16,084,776	12,000	19,666	5,702,016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avenue Therapeutics, Inc.
(Registrant)

Date: June 14, 2018

	By:	/s/ Lucy Lu, M.D.
Lucy Lu, M.D.
President and Chief Executive Officer

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